UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2019 (May 13, 2019)

AVALON HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-14105	34-1863889
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

One American Way, Warren, Ohio 44484

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (330) 856-8800

(Former name and address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.01 par value	AWX	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement

On May 13, 2019, Havana Cigar Shop, Inc., a wholly owned subsidiary of Avalon Holdings Corporation, entered into a Purchase and Sale Agreement with New Castle Country Club (the “Club”) for the purchase of certain real and personal property assets associated with the Club. Havana Cigar Shop, Inc. concurrently entered into an Assignment and Assumption and Commercial Loan Modification Agreement (the “Assumption Agreement”) with Mercer County State Bank for the outstanding debt under the Club’s Commercial Mortgage (the “Commercial Mortgage”) and Demand Line of Credit, as amended (the “Demand Line of Credit”), (collectively “the Agreements”) at closing as consideration for the purchase of the real and personal property of the Club.

The total amount of outstanding debt under the Agreements assumed by Havana Cigar Shop, Inc., at closing was approximately $787,000. At closing the outstanding principal balance assumed under the Commercial Mortgage obligation and Demand Line of Credit was $653,000 and $134,000, receptively.

The $653,000 outstanding under the $950,000 Commercial Mortgage is payable in 110 equal monthly installments of $7,573 consisting of principal and interest commencing May 21, 2019 and maturing on June 21, 2028. Borrowings under the Commercial Mortgage bear interest at a fixed rate of 5.50% until June 21, 2023 at which time the interest rate will be reset to a fixed rate equal to the greater of (a) 4.25% per annum or (b) the Prime Rate plus 0.50%.

Avalon has the right to prepay the amount outstanding under the Commercial Mortgage, in whole or in part, at any time upon payment of the principal amount of the loan to be prepaid plus accrued unpaid interest thereon to the prepayment date, with no prepayment penalty.

Borrowings under the Commercial Mortgage are secured by a first lien mortgage and assignment of leases and rents on the land, building and improvements on the property and non-real estate assets owned by Havana Cigar Shop, Inc. The Commercial Mortgage also contains certain financial and other covenants, customary representations, warranties and events of default.

Under the Assumption Agreement Havana Cigar Shop, Inc. also assumed the Club’s $150,000 Commercial Demand Line of Credit of which $134,000 was outstanding at closing. Monthly payments consist of interest only on the outstanding principal balance with principal due on demand in the event of default as defined in the Commercial Demand Line of Credit agreement.

Outstanding borrowings under the Commercial Demand Line of Credit bear interest at Prime Rate plus 0.50%. At closing, the interest rate on the Commercial Demand Line of Credit was 6.00%.

Borrowings under the Commercial Demand Line of Credit are secured by a second lien mortgage and assignment of leases and rents on the land, building and improvements on the property and non-real estate assets owned by Havana Cigar Shop, Inc. The Commercial Demand Line of Credit agreement also contains certain financial and other covenants, customary representations, warranties and events of default.

The forgoing description of the Assumption Agreement, Commercial Mortgage Note and Commercial Demand Line of Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreements, which are filed with this report as Exhibits 10.1, 10.2, 10.3 10.4, 10.5, 10.6, 10.7 and 10.8 and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

10.1      Assignment and Assumption and Commercial Loan Modification Agreement, effective May 13, 2019 between Mercer County State Bank, as lender, New Castle Country Club, as borrower, and Havana Cigar Shop, Inc. dba Avalon Field Club at New Castle, as buyer/obligor.

10.2     Business Loan Agreement, principal amount of $950,000, dated as of June 21, 2013 between New Castle Country Club, as borrower, and Mercer County State Bank, as lender.

10.3     Promissory Note, principal amount of $950,000, dated as of June 21, 2013 between New Castle Country Club, as borrower, and Mercer County State Bank, as lender.

10.4     Commercial Security Agreement, principal amount of $950,000, dated as of June 21, 2013 between New Castle Country Club, as borrower, and Mercer County State Bank, as lender.

10.5     Commercial Security Agreement, principal amount of $100,000, dated as of June 21, 2013 between New Castle Country Club, as borrower, and Mercer County State Bank, as lender.

10.6     Business Loan Agreement, principal amount of $150,000, dated as of May 28, 2014 between New Castle Country Club, as borrower, and Mercer County State Bank, as lender.

10.7     Credit Agreement and Disclosure Change in Terms Agreement, principal amount of $150,000, dated as of May 28, 2014 between New Castle Country Club, as borrower, and Mercer County State Bank, as lender.

10.8     Credit Agreement and Disclosure Change in Terms Agreement, principal amount of $150,000, dated as of July 10, 2015 between New Castle Country Club, as borrower, and Mercer County State Bank, as lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON HOLDINGS CORPORATION
(Registrant)

DATED: May 14, 2019		/s/ Bryan P. Saksa
	By:	Bryan P. Saksa
Chief Financial Officer and Treasurer

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